CrossAmerica Partners LP Reports Second Quarter 2015 Results

- Generated record total gross profit of $38.3 million compared to the second quarter of 2014 total gross profit of $26.9 million, an increase of 42%.
- The Partnership generated $1.2 million in income in the second quarter from its equity interest in CST Fuel Supply.
- Generated Record Distributable Cash Flow of $14.3 million and Distribution Coverage Ratio of 1.04X in the Second Quarter.
-Maintains Guidance of 7% to 9% Distributable Cash Flow Per Unit Growth Rate for 2015.
Allentown, PA, August 7, 2015 – CrossAmerica Partners LP (NYSE: CAPL), headquartered in Allentown, PA, a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels, today reported financial results for the second quarter ended June 30, 2015.
"During the second quarter, we saw solid growth in our wholesale fuel supply sales and rental income, thanks to our acquisitions and strategic alliance with CST Brands. Our wholesale operating income saw an 11 percent increase with total wholesale volumes increasing 24 percent,” said Joe Topper, CEO of CrossAmerica Partnership.  “The NTI and fuel drop transactions with CST Brands and the One Stop acquisition completed on July 1 provides us with additional cash flow to further increase our unit distribution over time.”
Wholesale Segment
During the second quarter 2015, we distributed, on a wholesale basis, 277.1 million gallons of motor fuel at an average wholesale gross margin of $0.053 per gallon, resulting in a wholesale motor fuel gross profit of $14.6 million. For the three month period ending June 30, 2014, we distributed, on a wholesale basis, 222.9 million gallons of fuel at an average wholesale gross margin of $0.067 per gallon, resulting in a wholesale motor fuel gross profit of $15.0 million. The decrease of 3% in gross profit from wholesale fuel sales for the second quarter of 2015 relative to 2014 was attributable to a decline in the average wholesale fuel margin partially offset by a 24% increase in volume driven by the acquisitions that have been completed since April 2014. Wholesale fuel margin per gallon for the quarter was approximately 22% lower relative to the second quarter 2014, primarily due to the decline in the margin we receive from purchase discounts provided to us by our suppliers. The Partnership receives certain discounts from suppliers based on a percentage of the purchase price of fuel and the dollar value of these discounts varies with the price of wholesale motor fuel.
Our gross profit from our Other revenues for the wholesale segment, which primarily consist of rental income, was $6.9 million for the second quarter of 2015 compared to $6.2 million for the same period in 2014. The increase in rental income was primarily associated with our previously announced acquisitions of Nice N Easy and Landmark stores, which we lease to CST.
Retail Segment
For the second quarter 2015, we sold 57.3 million gallons at an average retail motor fuel gross margin of $0.095 per gallon, net of commissions and credit card fees, resulting in a retail gross profit of $5.4 million. For the same period in 2014, we sold 32.3 million gallons at an average retail motor fuel gross margin of $0.052 per gallon, net of commissions and credit card fees, resulting in a retail gross profit of $1.7 million. The increase in retail gross profit from retail motor fuel sales for the second quarter of 2015 relative to 2014 was due primarily to the PMI and Erickson acquisitions. During the quarter, we also generated $9.9 million in gross margin from the sale of food and merchandise from our PMI and Erickson acquisitions. For the same period in 2014, we generated $3.2 million in gross margin from the sale of food and merchandise.

Non-GAAP Metrics
Distributable Cash Flow (See Supplemental Disclosure Regarding Non-GAAP Financial Information below) was $14.3 million for the three month period ended June 30, 2015 compared to $13.5 million for the same period in 2014. The increase in Distributable Cash Flow was due primarily to an increase in earnings driven primarily by the 2014 and 2015 acquisitions, including the fuel drop executed in January 2015, when compared to the same period in 2014. Distributable Cash Flow per diluted limited partner unit was $0.57 for the three months ended June 30, 2015 and we made limited partner distribution per unit of $0.5475 during the quarter, resulting in a Distribution Coverage Ratio of 1.04 times.
Sale (“Dropdown”) of CST Wholesale Fuel Supply Equity Interests and NTI Convenience Stores
On July 1, 2015, we closed on the purchase of an additional 12.5% limited partner equity interest in CST Fuel Supply in exchange for approximately 3.3 million common units and cash in the amount of $17.5 million, an aggregate consideration of $110.9 million. We also completed the purchase of the real property at 29 new-to-industry stores (NTIs) from CST in exchange for 0.3 million common units and cash in the amount of $124.4 million, an aggregate consideration of $134 million. These transactions were approved by the conflicts committee of the General Partner and the executive committee and full Board of Directors of CST.
As of August 5, 2015, CrossAmerica’s total equity interest in CST Fuel Supply is 17.5%.
Liquidity and Capital Resources
Our revolving credit facility is secured by substantially all of the assets of CrossAmerica and its subsidiaries. As of June 30, 2015, after taking into account letters of credit and debt covenant constraints to availability, approximately $139.5 million was available for future borrowings. Subsequent to the July 2015 acquisitions, the availability for future borrowings was approximately $98.9 million. In connection with future acquisitions, the revolving credit facility requires, among other things, that we have, after giving effect to such acquisition, at least $20 million of borrowing availability under the revolving credit facility and unrestricted cash on the balance sheet on the date of such acquisition.
Distributions
The Board of the Directors of our General Partner declared a quarterly distribution of $0.5475 per unit on June 5, 2015 with respect to the first quarter of 2015. The distribution was paid on June 19, 2015 to all unitholders of record as of June 15, 2015.  We anticipate that the Board of Directors will consider the declaration of future distributions with respect to the second quarter of 2015 at its next scheduled Board meeting in September to align the distribution declaration and payment with CST’s dividend declaration and payment schedule.  The amount and timing of any distribution is subject to the discretion of the Board of Directors of our General Partner.
Conference Call
The Company will host a conference call on August 7, 2015 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss second quarter earnings results. The conference call numbers are 800-774-6070 or 630-691-2753 and the passcode for both is 5854571#. A live audio webcast of the conference call and the related earnings materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the CrossAmerica website (www.crossamericapartners.com). A slide presentation for the conference call will also be available on the investor section of the Company's website. To listen to the audio webcast, go to http://www.crossamericapartners.com/en-us/investors/eventsandpresentations. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are 888-843-7419 or 630-652-3042 and the passcode for both is 5854571#. An archive of the webcast will be available on the investor section of the CrossAmerica website at www.crossamericapartners.com/en-us/investors/eventsandpresentations within 24 hours after the call for a period of sixty days.

CROSSAMERICA PARTNERS LP
CONSOLIDATED STATEMENTS OF INCOME
(Thousands of Dollars, Except per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Operating revenues(a)	$647,448	$763,845	$1,125,217	$1,245,866
Cost of sales(b)	609,147	736,897	1,051,920	1,202,251
Gross profit	38,301	26,948	73,297	43,615

Income from CST Fuel Supply	1,177	—	2,275	—
Operating expenses:
Operating expenses	16,435	7,475	30,172	9,643
General and administrative expenses	8,380	10,682	19,698	15,209
Depreciation, amortization and accretion expense	11,411	7,270	22,913	13,236
Total operating expenses	36,226	25,427	72,783	38,088
Gain on sales of assets, net	422	53	452	1,533
Operating income	3,674	1,574	3,241	7,060
Other income, net	190	119	249	223
Interest expense	(4,743)	(3,712)	(9,021)	(7,739)
Income (loss) before income taxes	(879)	(2,019)	(5,531)	(456)
Income tax expense (benefit)	(907)	(3,911)	(2,588)	(3,776)
Consolidated net income (loss)	28	1,892	(2,943)	3,320
Net loss attributable to noncontrolling interests	2	—	7	—
Net income (loss) attributable to CrossAmerica limited partners	30	1,892	(2,936)	3,320
Distributions to incentive distribution right holders	(195)	(31)	(365)	(62)
Net income (loss) available to CrossAmerica limited partners	$(165)	$1,861	$(3,301)	$3,258
Net income (loss) per CrossAmerica limited partner unit:
Basic earnings per common unit	$(0.01)	$0.10	$(0.13)	$0.17
Diluted earnings per common unit	$(0.01)	$0.10	$(0.13)	$0.17
Basic and diluted earnings per subordinated unit	$(0.01)	$0.10	$(0.13)	$0.17
Weighted-average CrossAmerica limited partner units:
Basic common units	17,582,365	11,194,203	17,260,533	11,155,140

Diluted common units(c)	17,629,855	11,194,203	17,354,742	11,171,076
Basic and diluted subordinated units	7,525,000	7,525,000	7,525,000	7,525,000
Total diluted common and subordinated units(c)	25,154,855	18,719,203	24,879,742	18,696,076

Distribution per common and subordinated units	$0.5475	$0.5125	$1.0900	$1.0250

Supplemental information:
(a) Includes excise taxes of:	$26,714	$17,269	$47,224	$25,584
(a) Includes revenues from fuel sales to related parties of:	$139,216	$237,173	$238,140	$435,384
(a) Includes income from rentals of:	$11,920	$10,763	$23,652	$21,458
(b) Includes expenses from fuel sales to related parties of:	$135,431	$232,222	$231,471	$426,849
(b) Includes expenses from rentals of:	$4,408	$3,976	$7,930	$7,791
(c) Diluted common units are not used in the calculation of diluted earnings per common unit because to do so would be antidilutive.

Segment Results
Wholesale
The following table highlights the results of operations and certain operating metrics of our Wholesale segment (thousands of dollars, except for the number of distribution sites and per gallon amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Operating revenues:
Motor fuel–third party	$306,360	$411,135	$537,971	$654,617
Motor fuel–intersegment and related party	248,411	292,450	414,674	511,540
Motor fuel operating revenues	554,771	703,585	952,645	1,166,157
Other(a)	10,920	9,990	22,129	19,768
Total operating revenues	$565,691	$713,575	$974,774	$1,185,925
Gross profit:
Motor fuel–third party	$6,521	$8,254	$13,669	$12,937
Motor fuel–intersegment and related party	8,076	6,776	14,060	11,453
Motor fuel gross profit	14,597	15,030	27,729	24,390
Other(b)	6,941	6,244	14,908	12,386
Total gross profit	21,538	21,274	42,637	36,776

Income from CST Fuel Supply(c)	1,177	—	2,275	—
Operating expenses	4,267	4,970	7,990	6,803
Depreciation, amortization and accretion expense	7,672	6,290	16,445	11,769
Gain on sales of assets, net	422	53	452	1,533
Operating income	$11,198	$10,067	$20,929	$19,737

Adjusted EBITDA(j)	$18,448	$16,304	$36,922	$29,973

Motor fuel distribution sites (end of period):(d)
Motor fuel–third party
Independent dealers(e)	379	430	379	430
Lessee dealers	235	202	235	202
Total motor fuel sites–third party	614	632	614	632

Motor fuel–intersegment and related party
Affiliated dealers (related party)	199	234	199	234
CST (related party)	43	—	43	—
Commission agents (retail segment)	70	67	70	67
Retail convenience stores (retail segment)	124	87	124	87
Total motor fuel sites–intersegment and related party	436	388	436	388

Motor fuel distribution sites (average during the period):
Motor fuel-third party sites	608	539	613	509
Motor fuel-related party sites	447	365	441	340

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Total volume of gallons distributed (in thousands)	277,126	222,850	510,938	382,431

Motor fuel gallons distributed per site per day:(f)
Motor fuel–third party sites
Total weighted average motor fuel distributed–third party sites	2,567	2,589	2,434	2,220
Independent dealers	2,966	2,989	2,781	2,483
Lessee dealers	1,885	1,908	1,801	1,804

Motor fuel–intersegment and related party sites
Total weighted average motor fuel distributed–intersegment and related party sites(g)	3,084	2,456	2,800	2,443
Affiliated dealers (related party)	2,609	2,765	2,457	2,528
CST (related party)	5,239	—	5,163	—
Commission agents (retail segment)	2,992	2,905	2,860	2,949
Retail convenience stores (retail segment)(h)	3,143	675	2,563	679

Wholesale margin per gallon–total system	$0.0527	$0.0674	$0.0543	$0.0638
Wholesale margin per gallon–third party(i)	$0.0430	$0.0584	$0.0475	$0.0557
Wholesale margin per gallon–intersegment and related party	$0.0644	$0.0832	$0.0629	$0.0763

(a)	Primarily consists of rental income.

(b)	Primarily consists of rental income, net of rent expense on subleased properties.

(c)	Represents distributions from our ownership in CST Fuel Supply.

(d)	In addition, we distribute motor fuel to 14 sub-wholesalers who distribute to additional sites.
(e) The decline in the independent dealer site count was primarily attributable to 29 terminated motor fuel supply contracts that were not renewed as well as the motor fuel supply contracts related to 13 sites for which we supplied the motor fuel sold to DMS.

(f)
Includes 56.8 million and 19.7 million gallons of intersegment volumes distributed from our wholesale segment to our retail segments three months ended June 30, 2015 and 2014, respectively. Includes 96.2 million and 34.9 million gallons of intersegment volumes distributed from our wholesale segment to our retail segments for the six months ended June 30, 2015 and 2014, respectively.

(g) Does not include the motor fuel gallons distributed to 14 sub-wholesalers.
(h) Motor fuel gallons distributed per site per day increased at our retail convenience stores as a result of the 87 sites acquired in the May
2014 PMI acquisition and 64 sites acquired in the February 2015 Erickson acquisition. The remaining portion of the increase is due to sites that were dealerized during the period.
(i) Includes the wholesale gross margin for motor fuel distributed to 14 sub-wholesalers.

(j)
Adjusted EBITDA represents operating income adjusted to exclude gains on sales of assets, net and depreciation, amortization and accretion expense. Please see the reconciliation of our segment’s Adjusted EBITDA to consolidated net income under the heading “Supplemental Disclosure Regarding Non-GAAP Financial Measures.”

Retail
The following table highlights the results of operations and certain operating metrics of our Retail segment (thousands of dollars, except for the number of convenience stores and per gallon amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Operating revenues:
Motor fuel	$147,207	$117,229	$253,400	$170,531
Merchandise	41,864	13,903	69,849	13,903
Other(a)	1,881	1,096	3,728	2,150
Total operating revenues	$190,952	$132,228	$326,977	$186,584
Gross profit:
Motor fuel	$5,422	$1,670	$10,139	$1,991
Merchandise	9,889	3,174	17,664	3,174
Other	1,452	830	2,857	1,674
Total gross profit	16,763	5,674	30,660	6,839
Operating expenses	12,168	2,505	22,182	2,840
Depreciation, amortization and accretion expense	3,739	980	6,468	1,467
Operating income	$856	$2,189	$2,010	$2,532
Adjusted EBITDA(f)	$4,595	$4,652	$9,184	$5,482
Retail sites (end of period):
Commission agents(b)	70	67	70	67
Company operated convenience stores(c), (d)	124	87	124	87
Total system sites at the end of the period	194	154	194	154
Total system operating statistics:
Average retail sites during the period(d)	206	119	205	88
Motor fuel sales (gallons per site per day)	3,057	2,977	2,800	2,996
Motor fuel gross profit per gallon, net of credit card fees and commissions	$0.0946	$0.0520	$0.0978	$0.0420
Commission agents statistics:
Average retail sites during the period	71	61	72	59
Motor fuel sales (gallons per site per day)	3,005	3,133	2,867	3,071
Motor fuel gross profit per gallon, net of credit card fees and commissions	$0.0209	$0.0153	$0.0297	$0.0175
Company operated convenience store retail site statistics:(d)
Average retail sites during the period	135	58	132	29
Motor fuel sales (gallons per site per day)	3,085	2,814	2,763	2,814
Motor fuel gross profit per gallon, net of credit card fees	$0.1326	$0.0931	$0.1365	$0.0931

Merchandise sales (per site per day)(e)	$3,414	$2,620	$2,920	$2,620
Merchandise gross profit percentage, net of credit card fees(e)	23.6%	22.8%	25.3%	22.8%
a)     Primarily consists of rental income and car wash revenues.

b)
A commission agent site is a site where we own or lease the property and then lease or sublease the site to the commission agent, who pays rent to us and operates all of the non-fuel related operations at the sites for their own account.

c)	Our company operated retail convenience stores are classified as non-core to the consolidated operations of CST.

d)	The increase in retail sites relates to 87 sites acquired in the May 2014 PMI acquisition and 64 sites acquired in the February 2015 Erickson acquisition.

(e)	During the second quarter of 2015, CrossAmerica began classifying the net margin from lottery tickets within merchandise revenues and reflected this change in presentation retrospectively.

(f)
Adjusted EBITDA represents operating income adjusted to exclude depreciation, amortization and accretion expense and inventory fair value adjustments related to purchase accounting. Please see the reconciliation of our segment’s Adjusted EBITDA to consolidated net income under the heading “Supplemental Disclosure Regarding Non-GAAP Financial Measures.”

Supplemental Disclosure Regarding Non-GAAP Financial Measures
We use the non-GAAP financial measures EBITDA, Adjusted EBITDA, and Distributable Cash Flow in this report. EBITDA represents net income before deducting interest expense, income taxes and depreciation, amortization and accretion. Adjusted EBITDA represents EBITDA as further adjusted to exclude equity funded expenses related to incentive compensation and the Amended Omnibus Agreement, gains or losses on sales of assets, certain discrete acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired companies, and certain other discrete non-cash items, such as inventory fair value adjustments arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense.
EBITDA, Adjusted EBITDA, and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and our ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from our wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail convenience store activities. EBITDA, Adjusted EBITDA, and Distributable Cash Flow are also used to assess our ability to generate cash sufficient to make distributions to our unit-holders.
We believe the presentation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow provides useful information to investors in assessing our financial condition and results of operations. EBITDA, Adjusted EBITDA, and Distributable Cash Flow should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, and Distributable Cash Flow may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

 The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

Three Months Ended	Six Months Ended
June 30,	June 30,
2015	2014	2015	2014
Net income (loss) available to CrossAmerica limited partners	$(165)	$1,861	$(3,301)	$3,258
Interest expense	4,743	3,712	9,021	7,739
Income tax expense (benefit)	(907)	(3,911)	(2,588)	(3,776)
Depreciation, amortization and accretion	11,411	7,270	22,913	13,236
EBITDA	$15,082	$8,932	$26,045	$20,457
Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement(a)	3,250	1,136	6,192	2,050
Gain on sales of assets, net	(422)	(53)	(452)	(1,533)
Acquisition costs(b)	1,150	5,638	2,152	5,951
Inventory fair value adjustments	—	1,483	706	1,483
Adjusted EBITDA	$19,060	$17,136	$34,643	$28,408
Cash interest expense	(4,006)	(3,321)	(7,915)	(6,365)
Sustaining capital expenditures(c)	(307)	(425)	(827)	(984)
Current income tax expense	(428)	79	(1,487)	(65)
Distributable Cash Flow Available to Limited Partners	$14,319	$13,469	$24,414	$20,994

Diluted common and subordinated units	25,155	18,719	24,880	18,696

Distributable Cash Flow per diluted limited partner unit	$0.5692	$0.7195	$0.9813	$1.1229
Distributions paid per limited partner unit	$0.5475	$0.5125	$1.0900	$1.0250
Distribution coverage	1.04	x	1.40	x	0.90	x	1.10	x
(a) As approved by the independent conflicts committee of the General Partner and the executive committee of and CST’s board of directors,
CrossAmerica and CST mutually agreed to settle the second quarter 2015 amounts due under the terms of the Amended Omnibus
Agreement in limited partnership units.

(b)	Relates to certain discrete acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired businesses.

(c)
Under our Partnership agreement, sustaining capital expenditures are capital expenditures made to maintain our long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain our sites in leasable condition, such as parking lot or roof replacement/renovation, or to replace equipment required to operate our existing business.

The following table reconciles segment Adjusted EBITDA to consolidated net income (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Wholesale Segment
Adjusted EBITDA	$18,448	$16,304	$36,922	$29,973
Retail Segment
Adjusted EBITDA	$4,595	$4,652	$9,184	$5,482
Total Segment
Adjusted EBITDA	$23,043	$20,956	$46,106	$35,455

Reconciling items:
General and administrative expenses	(8,380)	(10,682)	(19,698)	(15,209)
Gain on sales of assets, net	422	53	452	1,533
Other income, net	190	119	249	223
Interest expense	(4,743)	(3,712)	(9,021)	(7,739)
Income tax benefit	907	3,911	2,588	3,776
Depreciation, amortization and accretion expense	(11,411)	(7,270)	(22,913)	(13,236)
Inventory fair value adjustment	—	(1,483)	(706)	(1,483)

Consolidated net income	$28	$1,892	$(2,943)	$3,320
About CrossAmerica Partners LP
CrossAmerica Partners, headquartered in Allentown, PA, is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of CST Brands, Inc., one of the largest independent retailers of motor fuels and convenience merchandise in North America. Formed in 2012, CrossAmerica Partners distributes fuel to over 1,100 locations and owns or leases nearly 750 sites in twenty-one states: Pennsylvania, New Jersey, Ohio, Florida, New York, Massachusetts, Kentucky, New Hampshire, Maine, Tennessee, Maryland, Delaware, Illinois, Indiana, West Virginia, Virginia, Texas, Minnesota, Michigan, Wisconsin, and South Dakota. The Partnership has long-term established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf and Citgo. CrossAmerica Partners ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for additional brands. For additional information, please visit www.crossamericapartners.com.
Contacts
Investors: Karen Yeakel, Vice President – Investor Relations, 610-625-8005
Randy Palmer, Director – Investor Relations, 210-692-2160

Safe Harbor Statement
Statements contained in this release that state the Company’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” "target" and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica's Form 10-Q or Form 10-K filed with the Securities and Exchange Commission, and available on the CrossAmerica's website at www.crossamericapartners.com. The Partnership undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.